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                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                          --------------------------

                                   FORM  8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                        SECURITIES EXCHANGE ACT OF 1934

                          --------------------------

               DATE OF EARLIEST EVENT REPORTED: JANUARY 24, 1996


                        SANTA FE ENERGY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                     1-7667                   36-2722169
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)      (I.R.S. EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)


             1616 SOUTH VOSS ROAD, SUITE 1000, HOUSTON, TEXAS 77057
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 507-5000



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ITEM 5.   OTHER EVENTS

          On January 24, 1996, the Company reported 1995 net income of $26.6 million, with income to common stock of $11.8 million (or approximately $0.13 per share), compared with 1994 net income of $17.1 million and income to common stock of $5.4 million (or approximately $0.06 per share). Revenues for 1995 totaled $442.0 million, compared with $391.4 million in 1994. For the fourth quarter of 1995, the Company reported net income of $8.4 million, with income attributable to common stock of $4.7 million (or approximately $0.05 per share), compared with net income of $4.5 million and income attributable to common stock of $0.8 million (or approximately $0.01 per share) for the same period in 1994. Revenues for the quarter totaled $122.6 million compared with $97.8 million in the fourth quarter of 1994, primarily due to increased production of both oil and gas and to the recognition of the settlement of a disputed gas sales contract during the quarter.

         Total production in 1995 was 33.3 million oil equivalent barrels compared to 32.3 million oil equivalent barrels in 1994. Oil production for 1995 averaged 66,300 barrels per day compared to 65,700 barrels per day in 1994. Natural gas production in 1995 averaged 150.0 million cubic feet per day compared to 136.6 million cubic feet per day in 1994. Oil production in the fourth quarter of 1995 averaged 68,400 barrels per day compared to 64,800 barrels per day in the fourth quarter of 1994. Natural gas production in the fourth quarter of 1995 averaged 160.2 million cubic feet per day compared to
125.1 million cubic feet per day in the fourth quarter of 1994.

         Oil prices recognized by the Company in 1995 averaged $14.15 per barrel, including a $0.10 per barrel benefit from oil price hedging, compared with $12.41 per barrel recognized in 1994 without any price hedging. Natural gas prices recognized by the Company during 1995 averaged $1.43 per thousand cubic feet ("Mcf"), net of a $0.01 per Mcf hedging expense, compared with $1.73 Mcf in 1994, net of $0.02 per Mcf hedging expense. In the fourth quarter of 1995, crude oil prices recognized by the Company averaged $13.43 per barrel, net of a $0.10 per barrel hedging expense, compared with $13.22 per barrel in the 1994 period without any oil price hedging. Natural gas prices recognized during the fourth quarter of 1995 averaged $1.64 per Mcf, net of a $0.02 per Mcf hedging expense, compared with $1.43 during the 1994 period without any natural gas price hedging.

         Costs and expenses in 1995 totaled $388.1 million, compared with $343.2 million in 1994, with the increase primarily due to a $30.2 million impairment charge against producing properties in the fourth quarter of 1995 that was associated with adoption of a new accounting standard. Costs and expenses totaled $123.5 million in the 1995 fourth quarter compared with $81.5 million in the fourth quarter of 1994.





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                        SANTA FE ENERGY RESOURCES, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                   (IN MILLIONS OF DOLLARS, EXCEPT AS NOTED)

                                                   Three Months Ended                  Year Ended
                                                      December 31,                     December 31,
                                                  ---------------------           ---------------------
                                                  1995             1994           1995             1994
                                                  ----             ----           ----             ----
                                               (unaudited)      (unaudited)    (unaudited)
REVENUES
    Crude oil and liquids sales                    83.4            77.9           337.9            293.7
    Natural gas sales                              23.6            16.2            77.1             83.4
    Crude oil marketing and trading                 4.1             2.6            14.4             11.3
    Other                                          11.5             1.1            12.6              3.0
                                                  -----            ----           -----            -----
        TOTAL REVENUES                            122.6            97.8           442.0            391.4
                                                  -----            ----           -----            -----
COSTS AND EXPENSES
    Production and operating                       40.7            36.1           154.9            150.0
    Exploration, including dry hole costs           5.7             4.9            23.4             20.4
    Depletion, depreciation and amortization       35.9            28.6           133.2            121.3
    Impairment of oil and gas properties           30.2             --             30.2              --
    General and administrative                      7.0             6.3            26.9             27.3
    Taxes (other than income                        4.0             5.7            19.2             25.8
    Restructuring charges                           --              --              --               7.0
    Loss (gain) on disposition of properties        --             (0.1)            0.3             (8.6)
                                                   ----            ----           -----            -----
        TOTAL COSTS AND EXPENSES                  123.5            81.5           388.1            343.2
                                                  -----            ----           -----            -----
Income from Operations                             (0.9)           16.3            53.9             48.2
    Interest income                                 8.7             1.0            10.7              2.8
    Interest expense                               (4.5)           (8.3)          (32.5)           (27.5)
    Interest capitalized                            1.5             0.8             5.8              3.6
    Other income                                   (0.9)           (4.1)           (1.6)            (4.0)
                                                  -----            ----           -----            -----
Income (Loss) Before Income Taxes                   3.9             5.7           36.3             23.1
    Income taxes                                    4.5            (1.2)          (9.7)            (6.0)
                                                  -----             ----          -----            -----
Net Income (Loss)                                   8.4             4.5            26.6             17.1
    Preferred dividend requirement                 (3.7)           (3.7)          (14.8)           (11.7)
                                                  -----           -----           -----            -----

Earnings (Loss) to Common Shares                    4.7             0.8            11.8              5.4
                                                  =====            ====           =====            =====
Earnings (Loss) per Share                          0.05            0.01            0.13             0.06
                                                  =====           =====           =====            =====
Average Shares Outstanding (in millions)           90.3            90.0            90.2             89.9
                                                  =====            ====           =====            =====


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                       SANTA FE ENERGY RESOURCES, INC.
                         CONSOLIDATED BALANCE SHEETS
                           (IN MILLIONS OF DOLLARS)

                                                               December 31,               December 31,
                                                                   1995                       1994
                                                               -----------                ------------
                                                               (unaudited)
          ASSETS
              Cash                                                  42.6                       53.7
              Other Current Assets                                 116.7                      103.5
                                                                 -------                    -------
                                                                   159.3                      157.2
              Investment in Hadson Corporation                      --                         57.0
              Property and Equipment, net                          889.5                      843.0
              Other Assets                                          16.0                       14.2
                                                                 -------                    -------
                                                                 1,064.8                    1,071.4
                                                                 =======                    =======
          LIABILITIES AND SHAREHOLDERS' EQUITY
              Current Portion of Long-Term Debt                     --                          3.9
              Other Current Liabilities                            109.6                      122.1
                                                                 -------                    -------
                                                                   109.6                      126.0
              Long-Term Debt                                       344.4                      350.4
              Deferred Income Taxes                                 64.0                       56.3
              Other Long-Term Obligations                           29.1                       35.4
              Convertible Preferred Stock                           80.0                       80.0
              Shareholders' Equity                                 437.7                      423.3
                                                                 -------                    -------
                                                                 1,064.8                    1,071.4
                                                                 =======                    =======


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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SANTA FE ENERGY RESOURCES, INC.




                                        By:  /s/ DAVID L. HICKS
                                             ---------------------------------
                                                 David L. Hicks
                                             Vice President - Law and
                                                 General Counsel



Date:  February 6, 1996





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